EXHIBIT 99.4

                               OFFICE TOWER LEASE

                                    LOCATION

                                    LA TOUR
                                 Place du Parc
                                300 Leo-Parisean
                                Montreal, Quebec


                                    BETWEEN:

                              CLIC PROPERTIES INC.

                                    LANDLORD


                                      AND:

                              3709361 CANADA INC.

                                     TENANT



                         Execution Date: June 5, 2000
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                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I       FINANCIAL CHARACTERISTICS AND OTHER
                SPECIFIC LEASE TERMS ........................................1

1.1             Date of Execution ...........................................1
1.2             Landlord ....................................................1
1.3             Tenant ......................................................1
1.4             Tenant Trade Name ...........................................1
1.5             Guarantor of Tenant .........................................1
1.6             Premises ....................................................1
1.7             Gross Leasable Area of La Tour ..............................1
1.8             Permitted Use ...............................................1
1.9             Term ........................................................2
1.10            Option to Renew .............................................2
1.11            Rental ......................................................2
                1.11.1  Annual Rental .......................................2
                1.11.2  Proportionate Share .................................2
                1.11.3  Other Amounts .......................................2
1.12            Security Deposit ............................................2
1.13            Condition of Premises and Improvements ......................2

ARTICLE 2       GENERAL PRINCIPLES AND SPECIAL CONDITIONS ...................2

ARTICLE 3       LEASE .......................................................6

ARTICLE 4       MONIES PAYABLE BY TENENT ....................................7

4.1             Rental ......................................................7
4.2             Security Depost .............................................7
4.3             Business Taxes and Water Taxes ..............................7
4.4             Real Estate Taxes ...........................................7
4.5             Operating Expenses ..........................................8
4.6             Taxes and Operating Expenses ................................8
                Payment of the Proportionate Share of Real Estate ...........9
4.7             Payment of Monies ..........................................10

ARTICLE 5       USE OF PREMISES ........................................... 10

ARTICLE 6       BUILDING SERVICES ..........................................11

6.1             Cleaning of Premises .......................................11
6.2             Elevators ..................................................11
6.3             Utilities ..................................................11
6.4             Heating or Air-conditioning ................................12

ARTICLE 7       IMPROVEMENTS ...............................................12

ARTICLE 8       TENANT CARE AND RESPONSIBILITY .............................12

ARTICLE 9       DESERTION AND SURRENDER ....................................15

ARTICLE 10      ASSIGNMENT, SUBLETTING AND RELOCATION ......................15

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ARTICLE 11      FIRE AND DESTRUCTION OF PREMISES ........................... 12

ARTICLE 12      NON-RESPONSIBILITY OF LANDLORD.............................. 17

ARTICLE 13      RIGHT OF ENTRY ..............................................18

ARTICLE 14      COMPLIANCE WITH LAW .........................................18

ARTICLE 15      INSURANCE REQUIREMENTS ......................................18

ARTICLE 16      MORTGAGES, SUBORDINATION AND
                PERSONAL INFORMATION ........................................19

ARTICLE 17      EXPROPRIATION ...............................................21

ARTICLE 18      WAIVER ......................................................21

ARTICLE 19      NOTICES AND DEMANDS .........................................21

ARTICLE 20      LANDLORD AND TENANT .........................................21

ARTICLE 21      BROKERAGE COMMISSION ........................................22

ARTICLE 22      FORCE MAJEURE ...............................................22

ARTICLE 23      GOVERNING LAW ...............................................23

ARTICLE 24      RULES AND REGULATIONS .......................................23

ARTICLE 25      DEFAULT BY TENANT ...........................................24

ARTICLE 26      SPECIFIC WAIVERS ............................................27

ARTICLE 27      ADEQUATE EXPLANATION ........................................28

ARTICLE 28      EXISTENCE AND AUTHORITY .....................................28

ARTICLE 29      AUTHORIZED WITHDRAWALS ......................................28

ARTICLE 30      LANGUAGE OF LEASE ...........................................28

                SCHEDULE A:     DESCRIPTION OF PREMISIES

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                SCHEDULE A-1    LEGAL DESCRIPTION OF LA TOUR

                SCHEDULE B:     CONDITION OF PREMISES

                SCHEDULE C:     LIST OF PARTNERS OF TENANT

                SCHEDULE D:     SPECIAL PROVISIONS

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                                 PLACE DU PARC

                           OFFICE TOWER LEASE-LA TOUR
           Place du Parc, 300 Leo-Pariseau, Montreal, Quebec, Canada
                                   ("La Tour")

                                   ARTICLE 1

            FINANCIAL CHARACTERISTICS AND OTHER SPECIFIC LEASE TERMS

1.1     Date of Execution:  JUNE 5, 2000

1.2     Landlord:   CLIC PROPERTIES INC., a body politic and corporate, duly
                    incorporated under the laws of Canada, having its head office at 1874 Scarth Street, Suite 1900, in the City of
                    Regina, Province of Saskatchewan, S4P 4B3, and having its establishment directly concerned at 300 Leo Pariseau, Suite
                    1102, P.O. Box 1111, Place du Parc, Montreal,
                    Quebec, H2W 2P4, herein acting and represented by Les
                    Miller, the AVP Real Estate of this company and Stephen Von
                    Butler, the VP. Mortgages of this company, hereunto duly authorized as they so declare.

1.3     Tenant:     3709361 CANADA INC., a body politic and corporate, duly
                    incorporated under the ________________on, having its registered office at _________________________and its establishment directly concerned at 300 Leo Pariseau, Suite
                    1700, Montreal, Quebec, H2W 2P4, herein acting and represented by David Katz, the President of this company, hereto duly authorized for the purposes hereof by virtue of a resolution of the board of directors of this company adopted on the ______________day of ___________, two thousand (2000), a certified copy of which is hereto annexed;

1.4     Tenant Trade Name, if any: WORLD ASSIST

1.5     Guarantor of Tenant: None;

1.6     Premises:   Floor: 17TH
                    Suite no: 1700

        Gross Leasable Area*:   15,241 square feet
                                (as outlined in red on Schedule "A" which forms a part hereof)

            * inclusive of Tenant's Proportionate Share of common and service areas and facilities calculated according BOMA standards

        The Premises are located in La Tour described above which is located upon that certain emplacement more fully described in Schedule "A1" attached hereto and which forms a part hereof.

1.7     Gross Leasable Area of La Tour: 370,921 square feet

1.8 Permitted Use: The operation of a call center and general offices and for no other purpose. Notwithstanding the foregoing, the tenant will not use the Premises nor permit the Premises to used for the prohibited uses set out in Sections 5.2 and 5.3. Use is permitted on a 24 hour per day basis, 7 days a week.

1.9     Term:   Commencement Date:      July 1, 2000

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                                      -2-

               Termination Date: June 30, 2007
               Initial (base) Operating Year: Calendar year 2000

1.10 Option to Renew: Provided that the Tenant is not in default under this Lease, and that the Tenant performs each and every one of the covenants herein contained, then the Tenant shall have an option of renewing the Lease for a further term of five (5) years (the "RENEWAL TERM") under the same terms and conditions save and except for the Option to Renew, the Rent Free Period and the Gross Rent which shall be based on the then prevailing market rates in the Building for similar space. Such Option to Renew shall be further subject to the Tenant giving written notice to the Landlord not less than six (6) months prior to the expiration of the Term confirming it exercises such option, failing which, such option will lapse by the mere passage of time. Should the parties not agree on the Gross Rent for the Renewal Term three (3) months prior to the expiration of the Term, each party shall have the right to request that the Gross Rent for the Renewal Term be fixed by arbitration in accordance with the CODE OF CIVIL PROCEDURE of Quebec.

 1.11     Rental - Article 4:

          1.11.1   the Gross Annual Rental:

                   from July 1, 2000 to June 30, 2004, Tenant will pay eighteen dollars and ninety-two cents ($18.92) per annum per square foot of gross Leasable Area;

                   from July 1, 2004 to June 30, 2007, Tenant will pay twenty dollars and forty-two cents ($20.42) per annum per square foot of Gross Leasable Area.

                   Gross Annual Rental shall include rent, as well at Tenant's Proportionate Share of all Real Estate Taxes and Operating Expenses as more specifically defined in clause 4.5 and 4.6.

          1.11.2 the Proportionate Share of Real Estate Taxes and Operating Expenses (See Article 4)

                   Proportionate Share =

                   Gross Leasable Areas of the Premises = 15,241 x 100 - 4.11% Gross Leasable Area of La Tour - 370,921

         1.11.3 such additional sums as may be payable or as may become payable under this Lease

1.12     Security Deposit:  $58,750 plus GST and QST

1.13 Condition of Premises and Improvements: See Schedule "B" which forms a part hereof

                                   ARTICLE 2

                   GENERAL PRINCIPLES AND SPECIAL CONDITIONS

2.1 It is the intent of the parties that this Lease be a lease that is a gross lease except as expressly hereinafter set out. Any amount and any obligation not expressly declared to be that of Landlord, shall be deemed to be the obligation of Tenant, to be performed by and at the expense of Tenant.

          This Lease supersedes and replaces all agreements, offers and representations of every kind whatsoever, written or oral, previously entered into or made by the parties hereto or their agents and constitutes the sole and complete agreement between the parties unless and until duly amended as and between Landlord and Tenant. This Lease may only be amended by written instrument executed by both Landlord and Tenant.

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2.2       Tenant agrees and undertakes that he shall not use the words "Place du
          Parc" in any fashion in the conduct of the business of Tenant and as such the business name and style of Tenant shall not include the aforesaid words in any corporate name or otherwise, without the prior written consent of Landlord. Notwithstanding the foregoing, the use by Tenant of the words "Place du Parc" shall be permitted when used merely to describe the location of the Premises of Tenant.

2.3 The Tenant shall pay, as additional rent, for the actual cost of electricity and other utilities consumed within the Premises (based upon metered consumption) which cost shall be payable monthly, the first day of each month by the Tenant. Landlord will pre-bill energy at 1.08$ per square feet per year and there will be an annual adjustments at the end of each calendar year. Pre-bill can be adjusted from time to time to better reflect actual consumption. Energy costs are subject to an administration fee of 15%.

2.4 During the Term of the Lease, the Landlord will grant to the Tenant the right to lease up to twelve (12) inside parking spaces that can be used 24 hours per day at a cost equal the then prevailing rental rate from time to time for inside parking spaces in the building containing the Premises, which prevailing rental rate at the signature of this Lease is One Hundred and Thirty Dollars ($130.00) per month, per space, plus G.S.T. and Q.S.T. Said rental rate is subject to increases from time to time, but not more than once in each lease year without any prior notification being given to the Tenant and the amount which the Tenant is required to pay therefore per space, shall be adjusted accordingly.

2.5 The Premises are delivered by Landlord and accepted by Tenant in an "as-is" condition, except for the improvements described in the attached Schedule "B", which are to be carried out by the Landlord. Provided that no Event of Default has occurred, Landlord will contribute up to a maximum of Three Hundred Thousand Dollars ($300,000) towards the construction of the improvements including furniture and equipment (the "Allowance"), upon the occurrence or completion of all of the following (the "Payment Date"):

          a) occupancy of the Premises in full by Tenant;

          b) thirty (30) days after the substantial completion of Tenant's Work and the installation of the furniture in the Premise;

          c) the Commencement Date;

          d) proof of payment of contractor's invoices for the construction of the Tenant's Work, furniture and equipment totalling at least the amount of the Allowance; and

          e) proof that there are no legal hypothec registered on the Building arising from Tenant's Work. This clause e) will be waived if Tenant provide the Landlord with waivers from all architect, engineer, supplier of materials, workman, contractor and sub-contractors.

          Payment of this Allowance shall be made by the Landlord within five
          (5) business days after all the aforesaid conditions have been satisfied.

          All other improvements not described in the attached Schedule "B" or all improvements, even if described in Schedule "B" whose costs are in excess of the above mentioned amount, will be at the Tenant's sole cost and expense and Tenant hereby undertakes to pay such amounts upon the request of the Landord including a five percent (5%) coordination and administration fee to the Landlord on any such excess.

          Should the Allowance due and paid on the Payment Date be less than Three Hundred Thousand Dollars ($300,000), the Gross Rent to be paid during the Term shall be reduced

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          by Nine Cents ($0.09) per square foot per annum for every Ten Thousand
          Dollars ($10,000) by which the said Allowance is less.

2.6

2.7 Notwithstanding any other provisions of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all taxes imposed on the Tenant and required to be remitted to the Landlord with respect to rent, additional rent or any other amounts payable by the Tenant to the Landlord under this Lease, whether characterized as a goods and services tax, sales tax, value added tax or otherwise (herein in this Section 2.7 called "TENANT'S SALES TAXES"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Tenant's Sales Taxes and Landlord's Sales Taxes (as defined in sub-section 4.5.6a hereof). The amount of Tenant's Sales Taxes payable by the Tenant shall be calculated by the Landlord and imposed against the amounts due by the Tenant to the Landlord under the terms of this Lease and shall be paid to the Landlord at the same time as the amounts to which the Tenant's Sales Taxes so apply are payable to the Landlord under the terms of this Lease, and the Landlord may make any estimates necessary for the purpose of such calculations in the same manner as provided in this Lease for payment of Operating Expenses. Notwithstanding any other

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          provision in this Lease to the contrary, the amounts payable by the
          Tenant under this Section 2.7 shall be deemed not to be rent or additional rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of rent under this Lease.

2.8 The Tenant shall have the right to publish (register) this Lease solely by a notice in accordance with Article 2999.1 of the CIVIL CODE OF QUEBEC. Such notice prepared for publication (registration) shall in all respects be subject to the provisions of this Lease and shall be deemed to incorporate all the provisions of this Lease. The preparation of such notice and publication of same shall be at the Tenant's own expense and such notice may be published (registered) only after the form and terms of such notice presented for publication (registration) shall have been approved by the Landlord, which approval shall not be unreasonably withheld nor delayed. Such notice presented for publication (registration) shall not contain nay mention of the rental terms or other financial conditions contained in this Lease. The Tenant shall supply at its expense a registered copy of such notice to the Landlord. Upon the termination of this Lease, the Tenant shall radiate, at its expense, the publication (registration) of this Lease, the Tenant hereby expressly and irrevocably appointing the Landlord as attorney and representative for the Tenant for such purposes with full power and authority to radiate such registration and to execute and deliver in the name of the Tenant any instruments or documents required for such purpose.

2.9 When several Persons, as hereinafter defined, or companies are named as Tenant, they are solidarily (jointly and severally) liable for the fulfilment of the obligations undertaken by the Tenant under the terms hereof. In addition, the singular will include the plural and the masculine, the feminine, or vice versa, as the case may be.

          For the purposes of this Section 2.9, "Persons" means, a company, a firm, a partnership of persons or any other entity, any group of persons, companies, firms, partnerships of persons or of other entities or any combination thereof.

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                                    ARTICLE 3

                                      LEASE

3.1 Landlord hereby leases the Premises to Tenant for the Term specified in Article 1, unless the Term is sooner terminated or otherwise extended pursuant to the provisions of this Lease.

3.2 The Premises are to be delivered by Landlord to Tenant on the Commencement Date in their present state and condition, but subject to the improvements, if any, set forth in the attached Schedule "B". All other improvements or modifications to the Premises not described in Schedule "B" or all improvements, even if described in Schedule "B", whose costs exceed the contribution of the Landlord specified in Schedule "B", if any, shall be at Tenant's sole cost and expense.

3.3 The Tenant shall notify Landlord in writing of any alleged defects and faults in or in respect of the Premise which prevent or diminish their use, within thirty (30) days of possession of the Premises having been delivered to it or of the Commencement Date, whichever is earlier, and failing the giving of notice hereunder, Tenant shall be deemed for all purposes to have accepted the Premises in their existing condition as at the date of possession and to have released the Landlord from all obligations with respect to defects or deficiencies excluding structural weaknesses or latent defects) in respect thereof, which could or would diminish or prevent their use for the purpose for which the Premises were leased.

          The Tenant specifically agrees and acknowledges that at no time whether before or after the execution hereof, has the Landlord warranted that the Premises can be used for the purpose of carrying on the business permitted in Sections 1.8 and 5.1 hereof, the Landlord being hereby released an relieved from any warranty, whether legal or otherwise, that the Premises may be used for the purpose for which they were leased and of any warranty to maintain the same for that purpose throughout the term of this Lease.

3.4 If for any reason Landlord is unable to deliver possession of the Premises to Tenant upon the Commencement Date, Landlord shall not be liable for any resulting damages, nor shall this Lease become void or voidable but, the Term shall be delayed accordingly and the gross Rental will be adjusted to reflect the actual date of delivery of possession of the Premises to Tenant with the result that Tenant shall not be liable for any of the Rental hereunder until such time as Landlord shall have delivered possession of the Premises to Tenant unless the delay is caused by Tenant.

3.5 Notwithstanding the provisions of the CIVIL CODE OF QUEBEC, there shall be no lacit renewal of this Lease. If Tenant remains in occupation of the Premises after the Termination Date, without having executed a new written lease with Landlord, such conduct shall not constitute a renewal or extension of this Lease, and Landlord may construe such conduct as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to its duration, at a monthly rental, without proration for a partial month, equal to triple the monthly instalments of Annual Rental payable for the immediately preceding year, plus all the other charges mentioned in this Lease or alternatively, Landlord may hold Tenant responsible for all damages suffered by Landlord as a result of such conduct and Tenant shall indemnify, hold harmless and defend Landlord from all claims made by a successor tenant resulting from Landlord's delay in delivering possession of the Premises to such successor tenant.

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                                      -7-

                                   ARTICLE 4

                            MONIES PAYABLE BY TENANT

4.1       Rental

          Tenant covenants and agrees to pay and shall pay to Landlord as rental throughout the Term hereof:

          4.1.1 The Annual Rental which shall be payable by equal consecutive monthly instalments payable in advance, without set-off, compensation or deduction whatsoever on the first
                    (1st) day of each month during the Term hereof. The first such instalment shall be payable on the earlier of the Commencement Date or the Date of Execution with proration, if necessary, in the latter case;

          4.1.2 the Proportionate Share of Real Estate Taxes and Operating Expenses which shall be payable in accordance with Section 4.6; and

          4.1.3 such additional sums as may be payable or as may become payable under this Lease.

4.2       Security Deposit

          Tenant has prior to the execution of the Lease, paid to Landlord the Security Deposit. The Security Deposit shall be applied, until exhausted, by Landlord against the Annual Rental as it becomes due.

4.3       Business Taxes and Water Taxes

          Tenant shall pay all business taxes, water taxes or other similar rates and taxes which may be levied or imposed upon the Premises or the business carried on therein or on the rent payable in respect thereof all as described in Article 1 hereof, as well as all other rates and taxes which are or may be payable by Tenant as tenant, and occupants thereof and on Tenant's fixtures, equipment and machinery. If by law, regulation or otherwise, business taxes and water taxes or other similar rates and taxes or taxes upon Tenant's fixtures, equipment or machinery are made payable by landlords or proprietors, or if the mode of collecting such taxes or rates be so altered as to make Landlord liable therefor instead of Tenant, Tenant shall repay to Landlord prior to the due date but in any event within ten (10) days after demand upon Tenant, the amount of all such charges imposed upon Landlord as a result of such change or provision of law in such regard and Tenant shall save Landlord harmless from any cost or expense in respect thereof.

4.4       Real Estate Taxes

          "Real Estate Taxes" for the purpose of this Lease means all taxes, rates and assessments, general and special, levied or imposed with respect to the land and building containing the Premises or allocated by the Landlord, in the exercise of reasonable judgment to the Premises and such land and building and including, where applicable, all taxes, rates, assessments and impositions, including without limitation, surtaxes of any nature including the Surtax, general and special taxes, levied or imposed, for schools, public betterment and general or local improvements. Real Estate Taxes also include all taxes on capital (or similar or equivalent taxes) assessed in respect of the land and the building containing the Premises, against the Landlord or the owners of the land and the building containing the Premises. For the purposes of this Lease, "Surtax" means the surtax imposed by any competent authority on non-residential immovables by virtue of the Municipal Taxation Act, as amended, and/or by any other law, legislation or replacement thereof.

          If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on the land and building containing the Premises or revenues therefrom or levied or imposed on the Landlord and/or the owners, in substitution for or in addition to Real Estate Taxes presently levied or imposed on immovables, the expression "Real Estate Taxes" shall include such Tax or such other new tax or levy.

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                                      -8-

4.5      Operating Expenses

         "Operating Expenses" means the aggregate of any and all expenses incurred by Landlord, without duplication or profit thereof which are attributable in accordance with generally accepted accounting procedures, to the maintenance, operation, repair, supervision or replacement of the building containing the Premises, and shall include, (without limitation):

         4.5.1 the cost of salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments for employees of Landlord directly engaged in the maintenance, operation, repair, security or replacement of the building containing the Premises, payroll taxes, workman's compensation insurance, electricity (except as otherwise payable by Tenant hereunder), steam, utility, taxes, such portion of taxes on capital as Landlord shall have allocated to the building containing the Premises, place of business taxes, water, taxes including, without limitation, the water-rate and service tax imposed by the City of Montreal and/or by any other competent taxing authority not charged directly to tenants, cleaning, building and cleaning supplies, uniforms and dry cleaning, cleaning of windows and exterior curtain wall, snow removal, repair and maintenance of grounds, service contracts, telephone, telegraph and stationary;

         4.5.2 the actual cost of heating, ventilating and air-conditioning the building containing the Premises, including, without limitation, the cost of operating, repairing, maintenance, replacing and inspecting the machinery, equipment and other facilities required for the heating, ventilating and air-conditioning of the building containing the Premises and the cost of providing condenser water from cooling tower for heating, ventilation, air-conditioning machinery and equipment;

         4.5.3 the cost of operating and maintaining the common areas of the building containing the Premises (said common areas to exclude those common areas designated by the Landlord as pertaining solely to the retail mall area located beneath the building containing the Premises), including, without limitation, all costs and expenses of repairing, lighting, cleaning, snow removal, garbage removal, decorating, supervising, policing, replacing, rental of music program, and loudspeaker systems, and business and water taxes and governmental impositions not otherwise charged directly to tenants;

         4.5.4 the cost of any modification and additions to the building containing the Premises and the machinery and equipment appertaining thereto, or any additional equipment or improvements required by law or in Landlord's reasonable opinion for the benefit or safety of users of the building containing the Premises;

         4.5.5 the total annual amortization of capital (on straight line basis over the useful life or such other period in accordance with generally accepted accounting principles, and interest on the unamortized capital at a rate equivalent to the lending rate actually charged or chargeable by Landlord's lenders from time to time, of the cost of all machinery, equipment, supplies, repairs, replacements, modifications and improvements which in Landlord's reasonable opinion have an estimated useful life longer than one fiscal year and the cost whereof has not previously been charged to Tenant;

         4.5.6 the actual costs of all insurance as may be carried by Landlord in respect of, or attributable to, the building containing the Premises or related thereto, including, without limitation, all risk insurance against fire and other perils, and liability regarding casualties, injuries and damages, boiler and machinery insurance and rental income insurance;
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         4.5.6.a  any and all taxes imposed on the Landlord with respect to
                  Operating Expenses whether characterized as goods and services tax, sales tax, value added tax or otherwise (the "LANDLORD'S SALES TAXES");

         4.5.7 an administrative charge equal to fifteen percent (15%) such total costs incurred pursuant to the preceding sub-sections 4.5.1, 4.5.2, 4.5.3, 4.5.4, 4.5.5 and 4.5.6 and 4.5.6a.

         4.5.8    In no event, shall Operation Expenses include:

                  (i) any repairs or replacements which are of a structural nature. It is agreed and understood, that structural repairs and/or replacements shall without limiting the generality of the foregoing, fondation, fenestration and bearing walls;
                  (ii) any repairs or replacements resulting from damage, destruction or risk for which the Landlord is obliged to insure or repair or replace;
                  (iii) any repairs or replacements resulting from the negligence, fault or want or skill by the Landlord, its agents, employees, servants, invitees, or contractors, or persons under its care and control.

4.6      Payment of the Proportionate Share of Real Estate Taxes and Operating
         Expenses

         4.6.1 On or before the commencement of each Operating Year which for the purposes of this Lease shall mean a calendar year, unless another twelve (12) month period is designated, Landlord, from time to time or as soon as it is reasonable to so do, shall estimate the amount of the Real Estate Taxes and Operating Expenses for each Operating Year subsequent to the Initial Operating Year, and Tenant shall pay to Landlord the Proportionate Share of any increase resulting from such estimate, over the Initial Operating Year, by equal monthly installments, in advance, on the first (1st) day of each calendar month of such Operating Year. For the purposes of this Lease the Initial Operating Year shall be designated in
                  Article 1.

         4.6.2 Following each Operating Year subsequent to the Initial Operating Year, Landlord shall furnish to Tenant an audited statement of the actual gross amount of the increase of Operating Expenses for such Operating Year, over the Initial Operating Year. If the Proportionate Share thereof is greater or less than the payments on account thereof made by Tenant, appropriate adjustments between the parties shall be made within thirty (30) days after the delivery of such statement.

                  Following receipt by Landlord of accounts which comprise Real Estate Taxes, Landlord shall furnish to Tenant a statement of the actual amount of increase in Real Estate Taxes, over the Initial Operating Year. If the Proportionate Share thereof is greater or less than the payments made by the Tenant, appropriate adjustments between the parties shall be made within thirty (30) days after delivery of such statement.

         4.6.3 Tenant shall pay to Landlord as additional rent the Proportionate Share of any expenses including legal, appraisal, administration and overhead expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes. Real Estate Taxes which are contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Section 4.6, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Section 4.6, and Landlord shall thereafter receive a refund of any portion of the Real Estate Taxes on which such payment shall have been based, Landlord shall pay to or compensate Tenant for the appropriate Proportionate Share of such refund after deduction of the aforementioned expenses.

                  Landlord shall have no obligation to contest, object to or to litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without notice to, consent or approval of Tenant.

         4.6.4 Any amounts payable by Tenant hereunder shall be adjusted on a proportionate basis to reflect the actual commencement and termination dates of this lease having regard to the period in respect of which the calculation of any increase(s) in respect to Real Estate Taxes and Operating Expenses is made.

                  The obligation of the parties hereto to adjust pursuant to this Article 4 for the final period of the Lease shall survive the expiration of the Term.

         4.6.5 The present Section 4.6 shall not, in any way, be interpreted to reduce or have the effect of reducing the amount of the annual rental stipulated in sub-section 1.11.1.

4.7      Payment of monies

         4.7.1 All monies payable pursuant to this Lease by Tenant shall be payable when due and shall be paid to Landlord at such place in Canada as shall be designated from time to time by Landlord.

         4.7.2    If the Term begins on a day of the month other than the first
                  (1st) day, or if the Term ends on a day of the month other than the last day, then the Rental for such month shall be prorated.

         4.7.3 Tenant shall pay interest at the rate of twenty-four percent (24%) per annum on all Rental and all amounts payable under the terms of this Lease and not paid when due.

         4.7.4 Tenant hereby waives and renounces any and all existing and future claims, set-off and compensation against any Rental or other amounts due hereunder and agrees to pay such Rental and other amounts regardless of any claim, set off or compensation which may be asserted by Tenant or on its behalf except that the Tenant shall have the right to offset or compensate any unpaid portion of the Allowance after five (5) business days of payment date against annual rental.

         4.7.5 Upon any termination of this Lease, Tenant, in addition to all other amounts which it is obligated to pay hereunder, shall pay to Landlord such amount as is estimated by Landlord to represent the Proportionate Share of Real Estate Taxes and Operating Expenses payable and to become payable by Tenant and which has not been paid. Upon final determination of the actual amounts payable by Tenant, the parties shall adjust any differences between the estimated amounts so paid and the actual amounts payable.

                                   ARTICLE 5

                                USE OF PREMISES

5.1      The Premises shall be used and occupied by Tenant solely for Permitted
         Use.

         Landlord shall have the right to cause Tenant to discontinue and Tenant shall thereupon forthwith discontinue the sale of any item, merchandise or commodity, the supply of any service or the carrying on of any business or activity not, in the sole and absolute opinion of Landlord, acting reasonably, falling within the use stipulated in Section 1.8 hereof and occupation of the Premises by Tenant as aforesaid.

5.2 During the Term hereof Tenant will not authorize, suffer or permit the Premises to be used by any bank, treasury branch, trust, acceptance or loan corporation or any organization engaged in the business of accepting money on deposit, or lending money or any similar business excluding insurance, stock brokers or investment dealers, or for the purpose of installation or operation of any electronic or mechanical equipment, devices or machines by which any banking transaction, operation or function may be available to the public during or after normal banking hours.

5.3 The Tenant shall not install diagnostic radiology equipment, including orthopantomographic equipment, diagnostic radioisotopic equipment, save and except for the installation of orthopantomographic and radiation equipment which may be installed in offices leased by dental surgeons for the exclusive use by such dental surgeons when treating their patients.

                                   ARTICLE 6

                                BUILDING SERVICES

6.1      Cleaning of Premises

         Landlord will cause the office portion of the Premises as well as the washrooms, excluding storage areas, to be cleaned daily (except week-ends and holidays) at such hours as Landlord may determine from time to time between 10:00 p.m. and 6:00 a.m. Windows will be cleaned on a regular basis as Landlord shall reasonably determine.

         Tenant shall place all refuse and rubbish in suitable containers at such locations as shall be indicated by Landlord.

6.2      Elevators

         Freight service will be provided at such hours as Landlord may designate from time to time and shall be subject to a charge as reasonably determined from time to time by Landlord. Tenant will give Landlord written notice when it requires such service for an extended period.

         Tenant shall have free use 24 hours per day and 7 days per week of the passenger elevators in common with others, but Landlord shall not be liable for any damage caused to Tenant, its officers, agents, employees, servants, visitors or licensees.

6.3      Utilities

         6.3.1 Subject to its ability to obtain same and to the needs of Landlord and co-tenants, Landlord shall furnish electrical service to the Premises.

         6.3.2 Tenant agrees to pay Landlord for such power, an amount to be collectible as Rental. The said amount shall be billed to Tenant monthly based upon metered consumption in the Premises at the actual cost thereof to Landlord plus 15% administration fee.

         6.3.3 The Tenant agrees that its use of electrical current shall never exceed the designed capacity of such service in the Premises.

         6.3.4 The cost of any required sub-meters and the installations thereof shall be at Landlord's expense. Any special wires and conduits for Tenant's special equipment shall be supplied and installed by Tenant at its expense.

         6.3.5 Tenant shall have the right to purchase from Landlord (whose prices therefor shall be competitive) all lamps, bulbs and ballasts used in the Premises, and to pay for such lamps, bulbs and ballasts and the cost of installation thereof. Any such payment by Tenant shall constitute final acceptance by Tenant of the price therefor and shall be final and binding and without return for any reason.

         6.3.6 The obligations of the Landlord hereunder shall be subject to any rules or regulations of the authority providing electricity or any other municipal or governmental authority.

         6.3.7 Provided that the Landlord is satisfied that the generator in the Building can provide for all or a portion of the Tenant's requirement, the Tenant shall have the right to use same from time to time at no additional charge or expense.

6.4      Heating or air-conditioning

         6.4.1 Landlord will operate the heating or air-conditioning systems, and thereby provide a constant supply of air that is filtered and either heated or cooled as conditions may require, between the hours of 8:00 a.m. and 5:30 p.m. of each business day, except Sundays and holidays, (or, if required by Tenant, up to 24 hours a day, 7 days a week, subject however to meter readings). Tenant will pay for the actual cost based on said readings plus 15% administration fee.

         6.4.2 Nothing contained in this Lease shall be deemed to create any obligation of Landlord to furnish electricity, heating, air-conditioning or any other services to Tenant to the extent these are required by the use in the Premises of special equipment such as computers or other electrical or similar equipment.

         6.4.3 Landlord shall be privileged, without liability or obligation to Tenant, to discontinue or modify any services required of it under this Article 6, or elsewhere in this Lease during such times as may be necessary, or as Landlord may deem advisable by reason of accident, or for the purpose of effecting repairs, replacements, alterations or improvements. Without limiting the foregoing, Landlord shall not be liable to Tenant for failure for any reason to supply the said services or any of them, Landlord, however, undertaking to correct any such failure with reasonable diligence.

                  Landlord shall be liable for direct damages suffered by Tenant if such damages are caused by Landlord's gross negligence or the gross negligence of a person for whom it is responsible at law. Landlord shall use reasonable efforts to minimize disruption effects for the Tenant and shall, except in the case of emergency, provide a five (5) days notice to the Tenant of repairs conducted pursuant to this section.

                                   ARTICLE 7

                                  IMPROVEMENTS

7.1 All improvements to the Premises shall be the responsibility of Tenant and shall be performed at Tenant's sole cost and expense, the whole subject to the terms and conditions hereinafter set forth, subject to schedule B.

         All improvements, alterations, additions or repairs required or requested by Tenant shall be carried out by the Landlord and under its co-ordination and supervision, at Tenant's expense provided that the Tenant shall have the right to carry out at its expenses any improvements, alterations or additions that may not, in the opinion of the Landlord, affect the structure of mechanical or electrical system of the Building and provided further that the contractor shall be approved by the Landlord, which consent shall not be unreasonably withheld. Tenant shall pay to Landlord, on demand and as additional rent, an administration or co-ordination fee equal to five percent (5%) of the cost of the work. In addition, Tenant shall pay for the cost of all architectural, engineering and working drawings prepared to comply with Tenant's requirements, as well as a fee equal to five percent (5%) of such cost, for Landlord's administration and overhead. Payment shall be effected by way of a cash deposit and progress draws during the currency of the work, the specifics of which shall be established by Landlord, acting reasonably, from time to time.

7.2 Any connection of apparatus to the electrical system other than a connection to an existing base receptacle, any connection of apparatus to the plumbing lines, or any connection to the heating or air-conditioning system shall be deemed to be an improvement within the meaning of this Article 7.

7.3 At the termination of this Lease for whatever reason, Tenant shall, if so required by Landlord, remove all or specified improvements installed in the Premises pursuant to or during the terms of this Lease, regardless of whether Landlord or Tenant is or was responsible for the cost thereof, and shall restore the Premises to their delivered condition (save for such improvements as Landlord permits to retain) ordinary wear excepted. Should Tenant not be required to remove any improvements, they shall remain in the Premises as the property of Landlord, without any compensation being payable therefore.

         Notwithstanding anything to the contrary herein contained, Tenant at or after the termination of the Lease shall not remove from the Premises any partition of any nature whatsoever, without regard to its height or method of fastening, fixtures, plumbing, equipment, heating equipment, air-conditioning equipment, local wiring, including floor ducts or telephone conduits, and no compensation shall be allowed to Tenant to same. Should Landlord desire to remove any of the foregoing items for its own reasons and purposes, it shall do so at its own expense and any amount so spent by Landlord shall not be chargeable to Tenant. Tenant shall have the right to remove moveables.

7.4 Landlord shall have the right to install and maintain in the Premises, whatever is reasonable, useful or necessary for the equipment, use and convenience of the building containing the Premises or other tenant, and Tenant shall have no claim against Landlord in respect thereof provided the same does not interfere with Tenant's enjoyment of the Premises.

                                   ARTICLE 8

                         TENANT CARE AND RESPONSIBILITY

8.1 Notwithstanding the provisions of Articles 1854 and 1864 of the CIVIL CODE OF QUEBEC, but subject to Section 7.1:

         8.1.1 Tenant shall be solely responsible for, and pay the cost of all repairs of every nature and kind to the Premises other than maintenance, repairs and rebuilding thereof which in the reasonable opinion of Landlord would constitute major structural repairs to the building containing the Premises;

         8.1.2 Tenant shall pay, subject to article 4.5.8, a Proportionate Share of the cost of all other repairs of every nature and kind (including major structural repairs) to the structural elements of the building containing the Premises, as effected by Landlord in the following categories:

                  8.1.2.2 modernization and improvements to the building containing the Premises:

                           (ii) additional equipment or improvements required by law or in Landlord's reasonable opinion for the safety of the users of the building containing the Premises.

         and without limiting the generality of the foregoing, Tenant shall take care of the Premises and all improvements and, at the expiration of the Term or other termination of this Lease shall surrender the Premises, including the improvements in as good condition as reasonable use will permit. Tenant shall give to Landlord prompt written notice of any accident to or defect in the water pipes, steam pipes, heating or air-conditioning equipment, electric lighting, elevators, wires or other services or any portion of the Premises.

8.2 Subject to Landlord's gross negligence, Tenant shall be solely responsible for, any and all injury and damages suffered by Landlord or Tenant or co-tenants or other occupants of the building containing the Premises and their respective officers, agents, employees and servants, and for any and all injury or damages to the building containing the Premises or the Premises or the improvements, or the furnishings, fixtures, partitions or any equipment or merchandise (including damage caused by the overflow or escape of water, steam, gas, electricity or other substance, or the falling of any substance), caused or occasioned by Tenant, or the officers, agents, employees, or servants of Tenant, and whether owing to negligence or careless operation or otherwise. Any and all such injury and damages may be repaired by Landlord at the expense of Tenant.

         Tenant covenants and agrees that it will indemnify and hold harmless the Landlord against any penalty, damage, cost or charge arising out of the breach of any rules, regulations, laws or ordinances by Tenant or arising out of Tenant's occupation of the Premises.

8.3 Landlord shall make all reasonable attempts to utilize the proceeds of insurance as well as to exercise any and all reasonable recourses available to Landlord against any contractor, builder, supplier or any third party in order to reduce Tenant's liability for repairs, maintenance, replacements, modernization and improvements, provided however, that Tenant shall notwithstanding any such proceedings advance the amounts required to be paid by Tenant hereunder and shall be entitled to receive its Proportionate Share of any reimbursement so obtained by Landlord and provided further that Tenant shall advance its Proportionate Share of costs and expenses of any legal action as Landlord may institute against any such party.

         Landlord shall have no obligation to litigate any such claim and may settle, compromise, consent to, waive or otherwise determine in its discretion any claim without notice to, consent or approval of Tenant.

8.4 Tenant will not do, or permit anything to be done on or about the Premises or the land and building containing the Premises which may injure or obstruct the rights of Landlord, or of co-tenants or other occupants of the building containing the Premises, or do anything which is a nuisance and Tenant will not do or permit anything to be done on or about the Premises or the land and the building containing the Premises or bring or keep anything there which will in any way conflict with the regulations of the Fire, Police, or Health Departments or with the rules, regulations, by-laws or ordinances of any governmental authority having jurisdiction.

8.5 Tenant specifically undertakes to install and maintain at its cost such fire protection equipment, including, without limitation, emergency lighting as is deemed reasonably necessary or desirable by Landlord or any governmental or insurance body, and if so required by Landlord or any such body Tenant shall appoint a warden to co-ordinate with the fire protection facilities and personnel of Landlord.

8.6 No activity or exhibition having the effect in the absolute discretion of Landlord of unduly congesting a corridor, or any other activity considered offensive or improper by Landlord, shall be permitted by Tenant in or about the building containing the Premises. No sign, advertisement, notice, awning or electrical display shall be placed on any part of the outside or inside of the Premises or the land and the building containing the Premises without the prior written consent of the Landlord. Such consent shall not be withheld or unduly delayed.

         Landlord shall have the right, after having given the Tenant a twenty four (24) hours prior notice, in its absolute discretion to enter into the Premises and to remove or eliminate anything not in conformity herewith at Tenant's expense.

8.7 Should Landlord deem it necessary to undertake any repairs or to do anything which is required to be undertaken or done by Tenant under this Lease, then Tenant shall pay to Landlord as a fee for supervision or carrying out of Tenant's obligation an amount, as additional rental, equal to fifteen percent (15%) of the cost of the obligation, repairs, or other work, carried out by or under the supervision of Landlord, which amount shall be in addition to the cost of such obligation or work and shall be collectible by Landlord from Tenant as if it were rental in arrears.

8.8 Tenant shall require that any contractors, prior to effecting any work on the Premises, provide Landlord with a waiver and release, renunciation or cession of priority as required and in such form as specified by the Landlord of any and all privileges, legal hypothecs or rights of privilege or to a legal hypothec that may then or thereafter exist for work done or labour performed or materials furnished under any contract and the contractors must also agree to furnish to Landlord a good and sufficient waiver of, renunciation or cession of priority of privilege or of legal hypothec from ever person or corporation furnishing labour and material under any contract.

                                   ARTICLE 9

                            DESERTION AND SURRENDER

9.1 Tenant shall not leave the Premises unoccupied or vacant except to carry out improvements, alterations or additions in which case the Tenant shall not leave the Premises unoccupied or vacant for a period of ninety (90) days or more.

                                   ARTICLE 10

                     ASSIGNMENT, SUBLETTING AND RELOCATION

10.1 Notwithstanding the provisions of article 1871 of the CIVIL CODE OF QUEBEC, the Tenant shall not assign or encumber this Lease or sublet the Premises or any part thereof or allow the Premises or any part thereof to be used by another person without the prior written consent of Landlord, which consent shall not be unreasonably withheld or unduly delayed. Landlord's refusal of consent shall be deemed reasonable (without in any way restricting Landlord's right to refuse its consent on other reasonable grounds) where the assignee or subtenant proposed by Tenant is then a tenant of the building containing the Premises and Landlord has or will have during its next ensuing six (6) months suitable space for rent in the building containing the Premises or where any assignment or sub-tenant proposed is made prior to Tenant having taken possession of the Premises and carrying out the Permitted Use therein. The Landlord shall have a period of fifteen (15) days from receipt of the request for the consent, together with all pertinent information pertaining not only to the name and address of said sublessee or assignee and details of the proposed sublease or assignment, but also to the financial status and business of the said sublessee or assignee, as the Landlord may request, to consent or refuse its consent. As a condition to the Landlord granting its consent to any assignment or sublease: and (ii) the sublessee shall be required to waive its rights under Article 1876 of the CIVIL CODE OF QUEBEC. The consent of Landlord to any such assignment, sublease or use shall not constitute a waiver of this Article and shall not be deemed to permit any further assignment, sublease or use by another. As an alternative to such consent (and without being so obliged or affecting its other rights), the Landlord shall have the right to cancel this Lease by simple notice and without compensation as and from the date at which Tenant wishes to assign this Lease or sublet the Premises or permit their use by another. In the event the Tenant intends to sell its business, the Landlord shall waive its right to terminate the lease as aforesaid, provided however that the Landlord has consented (such consent not to be reasonably withheld or unduly delayed) to the transfer of the lease to the acquirer of the business.

         Notwithstanding any such assignment, subletting or use, Tenant shall remain solidarily (jointly and severally) responsible with the assignee, subtenant or user, without benefit of division or discussion, for the Rental and the performance of all the other obligations of Tenant under this Lease, unless Landlord shall have cancelled this Lease. Tenant will pay Landlord a reasonable sublet or assignment fee not exceeding 1 500$ to the Landlord.

10.2 Tenant shall not advertise or offer the whole or any part of the Premises for purposes of assignment or sublet or permit any broker or other party to do any of the foregoing, unless the complete text and format of any such advertisement is previously approved in writing by Landlord acting reasonably. Moreover, such advertisement shall not contain any reference to the rental rate for the Premises.

                                   ARTICLE 11

                        FIRE AND DESTRUCTION OF PREMISES

11.1 In the event that the Premises shall be destroyed or damaged by fire, explosion, lightning, tempest, or similar peril, then:

          11.1.1 if damage or destruction is such that the Premises are rendered wholly unfit for occupancy or its is impossible or unsafe to use and occupy them, and in the opinion of the Landlord's architect, they cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the occurrence of such damage or destruction, either Landlord or Tenant may within five (5) days next succeeding the giving of Landlord's architect opinion as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event the Term shall cease and be at an end as of the date of such destruction or damage, and the Rental and all other payments for which Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage. In the event that neither Landlord or Tenant so terminates this Lease, the Rental shall abate from the date of the occurrence of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises;

          11.1.2 if the damage be such that the Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them but can be repaid with reasonable diligence within one hundred and eighty (180) days of the occurrence of such damage, the Rental shall abate from the date of the occurrence of such damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises;

          11.1.3 if in the opinion of the Landlord's architect, the damage can be made good as aforesaid within one hundred and eighty
                    (180) days of the occurrence of such destruction or damage, and the damage is such that the Premises are capable of being partially used for the purposes for which they were leased, until such damage has been repaired, the Rental shall abate in the proportion that the part of the Premises rendered unfit for occupancy bears to the whole of the Premises.

11.2 If any damage or destruction by fire or other cause to the building containing the Premises or to the Premises, whether partial or not, is due to the fault or neglect of Tenant, its officers, agents, or employees, Tenant shall be liable for all costs and damages without prejudice to any other rights or recourses of Landlord and without prejudice to the rights of subrogation of Landlord's insurer. The damage may be repaired by Landlord at the cost of Tenant and Tenant shall forfeit its right to terminate this Lease as hereinabove provided and there shall be no abatement from or reduction of the Rental due hereunder, nor shall Tenant be entitled to damages, costs, losses or disbursements from Landlord as a result of fire, explosion, lightning, tempest, flooding, or any similar peril.

                                   ARTICLE 12

                         NON-RESPONSIBILITY OF LANDLORD

12.1 Landlord shall not be responsible for damages nor, subject to Article 11, will there be any abatement or reduction of the Rental as a result of fire or similar peril or the failure or stoppage of one or more of the mechanical or electrical systems of the building containing the Premises, failure or lessening of supply of the services or utilities of any kind to be provided by Landlord, water, whether resulting from the failure of plumbing or sewage systems or infiltration of water, snow or ice from any source or other damage of any nature or the negligent acts or omissions of co-tenants or occupants of the building containing the Premises, or owners or occupants of adjacent properties unless:

          12.1.1 such damage is attributable to the fault of Landlord or those persons for whom it is responsible for at law; and

          12.1.2 Tenant is not insured and not required under this Lease to be insured against such occurrence.

          Without restricting the foregoing, Landlord shall not be liable for any other damage to or loss, theft, or destruction of property, or death of, or injury to, persons at any time in or on the Premises or in or about the building containing the Premises, however occurring.

          Notwithstanding the foregoing, the liability of Landlord shall under no circumstances include securities, specie, papers, records, electrical computers, or other machines or other similar items.

12.2 Landlord shall not be liable for any damages suffered by Tenant should any delay in the completion of the Premises in any way delay or inconvenience the occupation thereof or the enjoyment of the building containing the Premises or accessories or services.

12.3 Furthermore, the Landlord shall not be liable for any damage resulting from the disturbance of enjoyment of the Premises by the act of any third person, lessee or any person permitted to be on the Premises or in the building containing the Premises nor shall the Tenant be entitled to abatement or reduction of rent or resiliation of the Lease as a result of such disturbance. Landlord shall use reasonable efforts to stop such disturbance.

                                   ARTICLE 13

                                 RIGHT OF ENTRY

13.1 Landlord may enter the Premises at any time, after having given the Tenant a twenty-four (24) hours notice (except in case of emergency), to examine or to exhibit same to make alterations and repairs, or for the operation or maintenance of the building containing the Premises.

13.2      Tenant shall not alter any locks or any doors of the Premises.

                                   ARTICLE 14

                              COMPLIANCE WITH LAW

14.1 Tenant shall promptly comply with all laws, rules, orders, ordinances and regulations of the Municipal, Provincial and Federal authorities and of any department or bureau of any of them, and any other governmental authority having jurisdiction over the Premises, Tenant's occupancy of the Premises, or Tenant's business conducted thereon.

                                   ARTICLE 15

                             INSURANCE REQUIREMENTS

15.1 Tenant shall not perform any act or bring on the premises any article which will affect the risk or increase the rates of insurance on the building containing the Premises.

          Tenant shall comply with the requirements of all insurance companies having policies of any kind whatsoever covering the building containing the Premises.

          In no event shall any flammable materials, except for kinds and quantities permitted by the insurance policies covering the building containing the Premises, or any explosives whatsoever, be kept on the Premises.

          Should the rate of any type of insurance on the building containing the Premises be increased by reason of any violation of this Lease by Tenant, Landlord, in addition to all other remedies, may pay the amount of such increase, and the amount so paid shall become due and payable immediately by Tenant and collectible as additional Rental.

15.2 During the Term hereof, Tenant shall maintain at its sole cost, property damage and public and general liability insurance in amounts and with policies in form satisfactory from time to time to Landlord with insurers acceptable to Landlord for not less than Five Million Dollars ($5,000,000) and fire insurance with extended coverage covering furniture, fixtures, improvements and all property of every kind and nature located in the Premises which is owned by the Tenant, or for which the Tenant is legally liable, or which is installed by or on behalf of the Tenant, in an amount equal to the full insurable value thereof. Copies of or certificates evidencing each insurance policy shall forthwith upon the execution be delivered to Landlord. Each such policy shall name Landlord and any persons, firms or corporations designated by the Landlord as additional insureds as their interests may appear, provide for written notice to Landlord and such other additional insured at least thirty (30) days prior to any cancellation thereof and shall contain a waiver by the insurer in favour of the Landlord and such other additional named insured of the insurers' rights under Article 2494 of the CIVIL CODE OF QUEBEC.

15.3 If Tenant fails to maintain such insurance, Landlord will have the right to do so and to pay the premium therefor and in such event, Tenant shall repay to Landlord the amount paid as premium as additional Rental immediately following the request for said payment by Landlord.

15.4 Tenant agrees to have all fire and extended coverage and material damage insurance which may be carried with respect to the Premises or to the property located therein endorsed with a clause substantially as follows:

               "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described herein."

          Tenant waives all claims for damages against Landlord and those for whom Landlord is in law responsible, with respect to occurrences to be insured against by Tenant hereunder, whether or not any such claims arise as a result of a negligence of Landlord or those for whom Landlord is in law responsible.

                                   ARTICLE 16

               MORTGAGES, SUBORDINATION AND PERSONAL INFORMATION

16.1 This Lease and all rights of Tenant hereunder shall be subject and subordinate at all times to any and all mortgages, hypothecs or deeds of trust affecting the building containing the Premises which have been executed or which may at any time hereafter be executed, and any and all extensions and renewals thereof and substitutions therefor. Tenant agrees to executed any instruments which Landlord may deem necessary to evidence the subordination of this Lease to any or all such mortgages, hypothecs or deeds of trust.

16.2 Tenant covenants and agrees that, if by reason of a default under any mortgage, hypothec or deed of trust to which this Lease is subject or subordinate, Landlord's interest in the building containing the Premises is terminated, it will recognize and acknowledge the acquirer of the building containing the Premises pursuant to any action taken under any such mortgage, hypothec or deed of trust as Tenant's landlord under this Lease.

          Tenant waives the provisions of any statue or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any such action is taken under any such mortgage, hypothec or deed of trust and agrees this Lease shall not be affected in any way whatsoever by any such proceedings.

16.3 Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the holder of any such mortgage, hypothec or deed of trust, any instrument which may be necessary or appropriate to evidence such recognition and acknowledgment.

          Tenant will upon request of the Landlord furnish to each creditor under a mortgage, hypothec or deed of trust a written statement that his Lease is in full force and effect and that Landlord has complied with all its obligations under this Lease (if such is the case) and any other reasonable written statement, document, or estoppel certificate requested by any such creditor.

16.4 In the event that the security under any trust deed of hypothec, mortgage and pledge (the "DEED") affecting the building containing the Premises should become enforceable, the party succeeding the rights of Landlord hereunder, or the trustee under the Deed in exercising all or any of its powers for the protection and enforcement of its rights and remedies thereunder, shall not, in respect to any time prior to such termination or enforcement:

          16.4.1 be bound by or required under any circumstances to acknowledge or respect any payments made by Tenant hereunder in anticipation of its obligations, or

          16.4.2 be liable in respect to any failure of Landlord to perform its obligations hereunder.

          In addition, such succeeding party or such trustee shall in such circumstances be released from any continuing or contingent liability of Landlord to Tenant upon a further transfer by such succeeding party or such trustee of the rights of Landlord hereunder.

                                   ARTICLE 17

                                 EXPROPRIATION

17.1 If the whole or any part of the building containing the Premises shall be expropriated or taken in any manner for any public or quasi-public use or purpose, Landlord may at its option terminate this Lease by giving notice in writing to Tenant that the Term hereof shall expire upon the day when possession is required for such purpose, and in the event of such expiration Landlord shall have no liability to Tenant of any nature, without prejudice to Tenant's claim against the expropriating authority.

17.2 The Tenant hereby waives its rights under paragraph 2 of Article 1888 of the CIVIL CODE OF QUEBEC.

                                   ARTICLE 18

                                     WAIVER

18.1 Failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. Tenant undertakes and agrees, and any person claiming to be a subtenant or assignee undertakes and agrees, that the acceptance by the Landlord of any rent from any person other than Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease, irrespective of whether Tenant or said person claims that such person is a subtenant or assignee of this Lease. Landlord may accept the Rental from any person occupying the Premises at any time without in any way waiving any right under this Lease.


                                   ARTICLE 19

                              NOTICES AND DEMANDS

19.1 Any notice or demand given by Landlord to Tenant shall be deemed to be duly given when served upon Tenant personally, or when left upon the Premises, or when mailed to Tenant at the address of the Premises on the third (3rd) business day following such mailing.

19.2 Tenant elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents in any suit at law, action or proceeding which Landlord may take.

19.3 Any notice or demand given by Tenant to Landlord shall be deemed to be duly given when served upon Landlord personally or when mailed by registered mail to Landlord at the address designated by Landlord for purposes of payment of the Rental hereunder on the third (3rd) business day following such mailing.

                                   ARTICLE 20

                              LANDLORD AND TENANT

20.1 All claims of Tenant arising out of this Lease or the occupation of the Premises by Tenant, its agents, employees, invitees, or its assignees or subtenants (as permitted hereunder) may only be asserted against the Landlord and any such assignee who shall assume the obligations of the Landlord hereunder and give Tenant written notice thereof. No other person or corporation, including specifically the City of Montreal, shall be liable toward Tenant for claims hereunder or arising from Tenant's occupation of the Premises.

20.2 In the event of any sale or transfer of the building containing the Premises, or the making of any lease of the entire building containing the Premises, or the sale or transfer or assignment of any such lease, Landlord shall be and hereby is relieved of all covenants and obligations of Landlord hereunder, and Tenant shall thereafter be bound to and shall recognize such transferee, assignee or lessee, as the case may be, as Landlord under this Lease.

         of the building containing the Premises must be acceptable to the Landlord. No freight or bulky matter or any description will be received into the building containing the Premises or carried in the elevators, except during hours approved by Landlord.

24.8 Tenant agrees to observe all reasonable rules and regulations regarding the security and protection of the building containing the Premises and the tenants thereof including without limitation the right of Landlord to search any person or any article carried by any person entering or leaving the building containing the Premises.

24.9 Tenant covenants that the rules and regulations, hereinabove stipulated, and such other and further rules and regulations as Landlord may make, being in its judgment necessary for the reputation, safety, care and cleanliness of the building containing the Premises and of the Premises, or the operation, maintenance or protection of the building containing the Premises and its equipment, or the comfort of tenants, shall be faithfully observed and performed by Tenant, and by its clerks, servents, agents, visitors, licensees and by any person for whom the Tenant is in law responsible. Landlord shall have the right to change said rules and to waive in writing, or otherwise, any or all of the said rules in respect to any one or more tenants, and Landlord shall not be responsible to Tenant for any nonobservance or violation of any of said rules and regulations by any other tenant or other person. The provisions of the rules and regulations shall not be deemed to limit any covenant or provisions of this Lease to be performed or fulfilled by Tenant.

24.10 Tenant shall, in connection with its advertising in relation to the address of the business carried on in the building containing the Premises, use and promote such name as Landlord may from time to time designate and in using such name in any advertisement, sign, poster, printing or other writing. Tenant shall print, write or designate the same in a manner to be determined from time to time by Landlord and in no other manner. Tenant shall not use such name in regard to any business other than the business of Tenant upon the Premises. Tenant agrees that Tenant will not carry on or permit to be carried on any business in the Premises under a name or style other than the name of Tenant, or call or permit the Premises or any business carried on therein to be called any name other than the name of Tenant without the prior written consent of Landlord.

24.11 Tenant's use of the shipping and receiving facilities including without limitation, the truck dock access and egress thereto and the transporting of merchandise within the building containing the Premises shall be subject to the rules, regulations and schedules to be established by the Landlord from time to time in its discretion.

24.12 Tenant agrees and warrants that no animals or reptiles shall be brought into or kept in the Premises or the building containing the Premises.

24.13 Tenant agrees that canvassing, soliciting or peddling shall be prohibited in Tour du Parc and Promenade du Parc and Tenant shall cooperate in such regard.

                                   ARTICLE 25

                               DEFAULT BY TENANT

25.1 Each of the following events (hereinafter called an "EVENT OF DEFAULT") shall be a default hereunder by Tenant and breach of this Lease:

         25.1.1 if Tenant shall fail to pay all or any part of the Rental of any kind payable under this Lease within five (5) days after the same becomes due;

         25.1.2 if Tenant shall assign, transfer, encumber, sublet or permit the use or occupation of the Premises or the parting with or sharing possession of all or any part of the Premises except in a manner herein permitted;

         25.1.3 if Tenant files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise with its creditors or becomes bankrupt or takes the benefit of or becomes subject to any legislation that may be in force relating to bankrupt or insolvent debtors, or if a petition in bankruptcy is granted against the Tenant, or if any application or petition or certificate or order is granted for the winding-up or dissolution or liquidation of the Tenant or of its assets, voluntarily or otherwise or if the Tenant otherwise attempts to take the benefit of the BANKRUPTCY AND INSOLVENCY ACT;

         25.1.4 if a receiver or trustee shall be appointed for the property of Tenant or any part thereof;

         25.1.5 if any execution be issued pursuant to a judgment rendered against Tenant or if any of the goods or movable property on the Premises are the subject of a notice of crystallization, an advance registration, a prior notice of hypothecary right or are seized in execution, before judgment or otherwise, by any creditor of the Tenant unless, in the case of seizure before judgment, the Tenant diligently contests such seizure and deposits with the Landlord such security as requested by the Landlord in respect of such seizure;

         25.1.6 if any person other than Tenant has or exercises the right to manage or control the Premises, any part thereof, or any of the business carried on therein other than subject to the direct and full supervision and control of Tenant;

         25.1.7 if any insurance policy upon the building containing the Premises is cancelled or threatened to be cancelled or modified or threatened to be modified in an unfavourable manner (including, without limitation, any substantial increase in premiums), by reason of the use or occupation of the Premises or any part thereof by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be on the Premises or if the Tenant fails to effect insurance required to be maintained by it hereunder and in either case fails within five (5) days after written notice of such default is given by the Landlord to the Tenant to take such immediate steps in respect of such use or occupation as shall enable the Landlord or the Tenant to reinstate or avoid cancellation or unfavourable amendments (as the case may be) of such policy of insurance or the Tenant fails to effect such insurance;

         25.1.8 if the Premises at any time during the Term become vacant or if the Premises are abandoned or threatened to be abandoned by the Tenant while capable of being occupied except for the right to vacate the Premises for a maximum period of ninety
                  (90) days for improvements, alterations or additions as stipulated in article 9.1;

         25.1.10 if Tenant shall be in default in fulfilling or performing any other term, covenant, condition or provision of this Lease and such default shall continue for ten (10) days after written notice thereof from Landlord to Tenant, and provided that the Tenant has diligently commenced and continued to cure same, default shall continue for thirty (30) days after written notice thereof from Landlord to Tenant;

25.2 Upon the occurrence of an Event of Default, the Landlord shall have the following rights and remedies, all of which are cumulative and not alternative and do not exclude any other rights and remedies available to the Landlord by law or otherwise:

         25.2.1 to terminate IPSO FACTO this Lease without any formalities, notice or judicial proceedings and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Premises or any part thereof to repossess and enjoy the same as of its former state;

         25.2.2 to enter and repossess the Premises with or without termination and to use such force as it may deem necessary for that purpose and for gaining admittance to the Premises. The Landlord may expel all persons and remove all property from the Premises and such property may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, the whole without the Landlord being considered guilty of trespassing or becoming subject to any prosecution or becoming liable for any loss or damage which may be occasioned thereby, any statute or law to the contrary notwithstanding.

          Notwithstanding that which is contained in Sections 25.2.1 and 25.2.2, the Tenant shall have the right to contest such Landlord actions and take such measures as the circumstances warrant and that the law provides, in order to protect its interests, the whole without prejudice to its rights to claim damages from and against the Landlord.

25.3 Upon the occurrence of an Event of Default, all rental then due and payable hereunder together with rental for the six (6) months next succeeding the date of such Event of Default (or for such longer period as may be allowed by law) shall immediately become due and payable, the whole without prejudice to any other rights or recourses which the Landlord may have hereunder or at law, including, without limitation, the right to terminate the Lease as provided in Section 25.2 hereof and the right to demand immediate payment as liquidated damages, of an amount equivalent to all rental provided in this Lease for the unexpired Term of the Lease.

25.4 If the Landlord at any time terminates this Lease by reason of the occurrence of an Event of Default or if any legal action is taken for the recovery of possession of the Premises or for the recovery of any amount due under this Lease, the Landlord, in addition to any other remedies it may have hereunder or by law, may recover from the Tenant all damages and all expenses it may incur or suffer by reason thereof, including, without limitation, attorney's fees and legal costs and the cost of repossessing and reletting the Premises.

25.5 If the landlord elects to take possession of the Premises pursuant to legal proceedings, or pursuant to any notice provided for by law, it may either terminate this Lease or it may, from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof, either in the name of the Landlord or otherwise for a term or terms which may, if the Landlord chooses, be less or greater than the balance of the Term and at such rent and upon such other terms and conditions as the Landlord, in its sole discretion, deems advisable, and the Landlord may grant reasonable concessions in connection therewith. Upon each such reletting, all rent received by the Landlord from such reletting shall be applied firstly to the payment of any indebtedness other than rental due hereunder from the Tenant to the Landlord, secondly to the payment of any costs and expenses of such reletting, including legal costs, solicitors' fees and brokerage fees and the expenses of keeping the Premises in good order and of preparing the Premises for reletting, thirdly to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of other damages suffered by the Landlord as a result of the Event of Default. If such rentals received from such reletting during any month be less than that payable and paid during that month by the Tenant, the Tenant shall pay such deficiency to the Landlord.

         Notwithstanding any such reletting without termination, the Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach.

25.6 Should the Tenant leave in or about the Premises any movable property for more than eight (8) days after having abandoned or vacated the Premises or after having remitted the key therefor to the Landlord, the Landlord shall, IPSO FACTO, and without formalities, notice or judicial proceedings, be entitled to remove such movable property from the Premises and store the same and the Tenant will be responsible for all REASONABLE costs and expenses incurred by the Landlord in respect thereof, together with an administration fee of fifteen percent (15%) of such costs. In no event will the Landlord be liable for any loss or damage caused to or suffered by such movable property. In the event the Tenant does not claim and remove such movable property from the Premises or from such other place that the Landlord has stored it and does not pay all REASONABLE costs and expenses incurred by the Landlord in respect thereof, including, without limitation, the cost of storage thereof within thirty (30) days after the Landlord has given the Tenant written notice of the same, the Landlord shall become the owner of such movable property and the Tenant shall have no claim in damages, whether contractual or extra-contractual, or for compensation or otherwise in connection therewith, the whole without the Tenant being relieved from the obligation of paying to the Landlord the aforementioned costs and expenses (including the administration fee) incurred by the Landlord in respect thereof, such obligation surviving the termination of this Lease. The Tenant hereby in any event holds the Landlord harmless and indemnified from and against any claims or actions in connection with such movable property from whomsoever.

25.7 Without limiting the generality of any provision of this Lease, but subject to any notice specifically referred elsewhere in this Lease to be given and to any right to cure or remedy such default as specifically provided elsewhere in this Lease, if the Tenant shall default in the performance of any of its obligations under this Lease, the Landlord may acting reasonably from time to time after giving such notice as it considers sufficient (or without notice in the case of an emergency) perform or cause to be performed any of such obligations and for such purposes may do such things as may be required, including, without limitation, entering upon the Premises and doing such things upon or in respect of the Premises or any part thereof as the Landlord reasonable considers requisite or necessary to remedy such default. All expenses incurred pursuant to this Section 25.7, plus an administration fee equal to fifteen percent (15%) thereof representing the Landlord's administration fee, shall be paid by the Tenant as additional rent forthwith upon demand. The landlord shall not be liable to the Tenant for any loss or damage resulting from any such action or entry by the Landlord and the same shall not be considered a breach of any obligation for peaceable enjoyment contained in this Lease or implied by law.

25.8 Mention in this Lease of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether available in law or by statute or expressly provided herein. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative.

25.9 The indemnity provisions of this Lease and the Landlord's rights in respect of any failure by the Tenant to perform any of its obligations under this Lease shall remain in full force and effect notwithstanding the expiration or earlier termination of the Term.

                                   ARTICLE 26

                                SPECIFIC WAIVERS

26.1 The Tenant renounces by these presents to the benefit of and waives its rights and remedies under Articles 1859, 1861, 1863(2), 1865, 1867, 1868, 1869 and 1883 of the CIVIL CODE OF QUEBEC.

                                   ARTICLE 27

                              ADEQUATE EXPLANATION

27.1 The Tenant declares that it has received from its legal counsel, sufficient explanation of the nature and extent of the terms and conditions of this Lease and of the obligations and rights deriving therefrom for the Tenant and for the Landlord.

                                   ARTICLE 28

                            EXISTENCE AND AUTHORITY

28.1 The Tenant represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation of the Tenant enforceable in accordance with its terms. The Tenant shall provide the Landlord with corporate resolutions or other proof in a form acceptable to the Landlord, authorizing the execution of this Lease.

                                   ARTICLE 29

                             AUTHORIZED WITHDRAWALS

29.1 At Landlord's request, Tenant agrees to make payments of all rent payable pursuant to Article 4 hereof and all other additional rentals payable hereunder by way of automatic debit from Tenant's bank account and to execute and deliver, either concurrently with the Lease or within three (3) business days following request therefor, such documentation as may be required by Landlord and its bank in order to effect payment of such rentals by automatic debit.

                                   ARTICLE 30

                               LANGUAGE OF LEASE

30.1     Le Locataire a exige que ce bail soit redige en anglais.

         The Tenant has requested that this Lease be drawn up in the English language.

AND IT IS AGREED, that the provisions hereof shall be binding upon and enure to the benefit of the successors and assigns of the Landlord and the heirs, legal representatives and permitted successors and assigns of the Tenant except as may be hereinabove otherwise provided, and if there is more than one tenant, the covenants herein contained on the part of Tenant shall be construed as being several as well as joint, and where necessary, the singular number shall be taken to include the plural, and the neuter, the masculine or the feminine gender.

IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE DULY EXECUTED AND SIGNED THESE PRESENTS ON THE DATE AND AT THE PLACE HEREINAFTER MENTIONED.

Dated at the City of REGINER, Province of SASKATCHUAN, on the FIFTH (5th) day of JUNE, two thousand (2000).


                                   CLIC PROPERTIES, INC.
                                   "Landlord"

/s/ KATHY TYSDAL                   Per /s/ LES R. MILLER
-----------------------------          ------------------------------------
Witness                                Les R. Miller
                                       Assistant Vice-President, Real Estate
-----------------------------
Witness


/s/ KATHY TYSDAL                   Per /s/ STEPHAN R. VON BUTTLAR
-----------------------------          ------------------------------------
Witness                                Stephan R. von Buttlar
                                       Vice-President, Mortgages and Real Estate
-----------------------------
Witness


Dated at the City of MONTREAL, Province of QUEBEC, on the THIRTIETH (30th) day of MAY, two thousand (2000).

                                   3709361 CANADA INC.
                                   "Tenant"

/s/ [ILLEGIBLE]                    Per /s/ DAVID KATZ
-----------------------------          -----------------------------------------
Witness                                David Katz
                                       President

-----------------------------
Witness

                                  SCHEDULE "A"

                            DESCRIPTION OF PREMISES



                               [GRAPHIC OMITTED]

                                  SCHEDULE A1

An emplacement situated in the City of Montreal, Province of Quebec, at the intersection of Paris Avenue and Leo-Pariseau Street, shown on plan number 70-23739-15 prepared by Gilles Legaull, Quebec Land Surveyor, on February 13, 1987, and composed of the volume above ground within the space defined by the surface bearing numbers and letters "1-O-P-B-C-2-1" on said plan with a geodetic altitude of 52.60 meters on ground level and the height of this plan to the Zenith, more particularly described as follows:

(a) A part of lot A3-52-1 of the [ILLEGIBLE] of the City of Montreal (Saint-Laurent Ward), registration division of Montreal, measuring 3.05 meters in its northwest line, 65.54 meters in its northeast and southwest lines and 2.26 meters in its southeast line and bounded to the northwest by lot 43-52-2 (Leo-Pariseau Street), to the northeast by lots 43-45-2, 43-70, 43-69, 43-68, 43-67, 43-66, 43-65, 43-64 and 894,
         to the southeast by the residue of lot 43-52-1 and to the south-west by a part of lot 44-192 and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(b) A part of lot 44-192 of the sold [ILLEGIBLE], measuring 3.05 meters in its northwest and southeast lines by 65.54 meters in its northeast and southwest lines and bounded to the northwest by lot 44-196 (Leo-Pariseau Street), to the northeast by part of lot 43-52-1, to the southeast by the residue of lot 44-192 and to the southwest by lots 44-38-2, 44-39-1 to 44-39-3, 44-40-1, 44-40-2, 44-41-1, 44-41-2,
         44-42-1 44-42-2, 44-43-1, 44-43-2, 44-44-1, 44-44-2, 44-45 and 44-46-1
         and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(c) A part of lot 44-38-2 of the said [ILLEGIBLE], measuring 1.81 meters in its northwest and southeast lines by 2.75 meters in its northeast and southwest lines and bounded to the northwest by lot 44-39-1, to the northeast by lot 44-192, to the southeast and to the southwest by the residue of lot 44-38-2 and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(d) A part of lot 44-39-1 of the said [ILLEGIBLE], measuring 1.81 meters in its northwest and southeast lines by .46 meter in its northeast and southwest lines and bounded to the northwest by lot 44-39-2, to the northeast by lot 44-192, to the southeast by lot 44-38-2 and to the southwest by the residue of 44-39-1 and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(e) A part of lot 44-39-2 of the said [ILLEGIBLE], measuring 1.81 meters in its northwest and southeast lines by 5.08 meters in its northeast and southwest lines and bounded to the northwest by lot 44-39-3, to the northeast by lot 44-192, to the southeast by lot 44-39-1 and to the southwest by the residue of lot 44-39-2 and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(f) A part of lot 44-39-3 of the said [ILLEGIBLE], measuring 1.81 meters in its northwest and southeast lines by 2.39 meters in its northeast and southwest lines and bounded to the northwest by lot 44-40-1, to the northeast by lot 44-192, to the southeast by lot 44-39-2 and to the southwest by the residue of lot 44-39-3 and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(g) A part of lot 44-40-1 of the said [ILLEGIBLE], measuring 1.81 meters in its northwest and southeast lines by 2.69 meters in its northeast and southwest lines and bounded to the northwest by lot 44-40-2, to the northeast by lot 44-192, to the southeast by lot 44-39-3 and to the southwest by the residue of lot 44-40-1 and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(h) A part of lot 44-40-2 of the said [ILLEGIBLE], measuring 41.45 meters in its northwest line, 5.23 meters in its northeast line, 1.81 meters in its first southeast line, 2.17 meters in its first southwest line,
         39.911 meters in its second southeast line and 3.067 meters in its second southwest line and bounded to the northwest by lot 44-41-1, to the northeast by lot 44-192, in its first southeast line by lot 44-40-1, in its first southwest line and its second southeast line by the residue of lot 44-40-2 and in its second southwest line by lot 44-60 (Park Avenue) and bounded in inferior altitude by level 52.60 meters and in superior altitude by the Zenith.

(i)      Lots 44-41-1, 44-41-2, 44-42-1, 44-42-2, 44-43-1, 44-43-2, 44-44-1,
         44-44-2, 44-45 and 44-46-1 of this said [ILLEGIBLE], bounded in inferior altitude by level 52.60 meters an in superior altitude by the Zenith.

With the building thereon erected bearing civic number 300 Leo Pariseau Street, City of Montreal, Province of Quebec, I-12W 2P4.

                                  SCHEDULE "B"

                             CONDITION OF PREMISES

Premises will be delivered and accepted "as is".

Landlord is responsible for the following at its own cost and expenses:

-> HVAC systems will be in first class state of repair and fully operational; -> Ceiling tiles and window blinds will be replaced if broken before premises are delivered to the Tenant;
->  Washrooms will be in good working conditions.

                                  SCHEDULE "D"

                               SPECIAL PROVISIONS

DATE OF OCCUPANCY

Notwithstanding the Commencement Date, the Landlord shall give access to the Premises to the Tenant starting on or before May 19, 2000 (the "Date of Occupancy"). In the event that the Date of Occupancy is delayed, then the Commencement Date will be advanced by the number of days that the Date of Occupancy is delayed.

RENT FREE PERIOD

Provided that no Event of Default has occurred under the terms of this lease, the Tenant shall not be responsible to pay Gross Rent from the Date of Occupancy until the Commencement Date as well as for the first four (4) months (namely July, August, September and October 2000) of the Term of the Lease.

CONSTRUCTION AND IDENTIFICATION

The Tenant shall have the right to identify its name on the Building's directory board.

Subject to the approval of the Landlord, the Tenant will have the right to use its own contractors to perform the construction work.

IRREVOCABLE LETTER OF CREDIT

Tenant shall, fifteen (15) days following the Tenant's receipt of the Allowance, remit to Landlord an irrevocable letter of credit, issued by a Canadian chartered bank or other Canadian financial institution of good financial standing acceptable to Landlord, in the amount of Four Hundred Thousand Dollars ($400,000.00), in a form acceptable to Landlord. Such irrevocable letter of credit must be automatically renewed annually. The irrevocable letter of credit must provide that Landlord may draw thereon from time to time any amount which Landlord in its sole discretion considers necessary to compensate it for rent outstanding or loss or damage suffered by Landlord arising out or in connection with monetary or substantial default of Tenant under this Lease after a 30-day written notice of the Landlord to the Tenant, on simple presentation of a demand, solemnly affirmed by one of the directors of the Landlord attesting that the Tenant is still in substantial default under the Lease and to which a proof of service of the notice will be attached thereof, that any such payment shall be noted thereon and that such irrevocable letter of credit shall remain in full force for the balance. Tenant shall without delay, each time Landlord draws on the irrevocable letter of credit as aforesaid, pay to Landlord an amount equal to the amount drawn on the letter of credit and such amount shall be treated as a security deposit that the Landlord can appropriate in the same manner as the herein letter of credit, mutatis mutandis.

The letter of credit must provide that it shall automatically renew annually, unless the issuer thereof notifies the Landlord in writing no less than thirty
(30) days before any anniversary of the delivery of the letter of credit, that the irrevocable letter of credit is not renewed under the same terms for an additional period of one year. If for any reason, the irrevocable letter of credit is not or is not to be renewed under the same terms, the Landlord may draw the full amount of the letter of credit then in its possession, notwithstanding that Tenant may not be otherwise in default under this Lease and such amount shall be treated as a security deposit that the Landlord can appropriate in the same manner as the herein letter of credit, mutatis mutandis. The security deposit shall not bear interest in favour of Tenant and shall not be governed by the provisions of Articles 2283 and following and 1299 and following of the CIVIL CODE OF QUEBEC and such provisions shall have no application with regard to the security deposit.

Provided that the Landlord has not drawn any amount thereon, the irrevocable letter of credit shall reduce by One Hundred Thousand Dollars ($100,000.00) on each anniversary of the delivery of the letter of credit. As at the expiration of the third (3rd) year of the delivery of the original letter of credit, all letters shall be returned to the Tenant and the Landlord shall not require any further letter of credit during the balance of the Term or any renewal thereof.

In the event of a sale, transfer or assignment of this Lease by Landlord, the Landlord may transfer such irrevocable letter of credit or such security deposit or so much thereof as shall then remain, to the purchaser, transferee or assignee and thereupon Landlord shall be released and discharged from any further liability in connection with such security deposit or letter of credit, as the case may be.

NON-DISTURBANCE

It is understood that the Lease to be executed will be executed with the registered owner of the land and may be registered by summary on title to the land. The Landlord warrants that it has authority from all registered and beneficial owners to enter into their Offer to Lease on their behalf. Should any mortgage, encumbrance, or any other right to be registered against all or part of the land with priority to the registration of this Lease, the Landlord undertakes to use reasonable efforts to obtain a non-disturbance agreement from any creditor of the Landlord holding an hypothec on the building where the premises are located, within thirty (30) days from the execution of this Lease and the rights of the Tenant and its successors, heirs and assigns to enjoy the Premises to the fullest extent in the event that such creditor enters into possession of or sells the Building and/or the land as a result of the default of the Landlord and/or its successors, heirs, or assigns, so long as the Tenant is not in default and any such default is not in the process of being cured.